UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Merck & Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MERCK & CO., INC. 126 EAST LINCOLN AVENUE RAHWAY, NJ 07065 V67945-P25335-Z89326 Your Vote Counts! MERCK & CO., INC. 2025 Annual Meeting Vote by May 26, 2025 11:59 PM ET You invested in MERCK & CO., INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 27, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 13, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 27, 2025 9:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/MRK2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors Nominees: 1a. Douglas M. Baker, Jr. For 1b. Mary Ellen Coe For 1c. Pamela J. Craig For 1d. Robert M. Davis For 1e. Thomas H. Glocer For 1f. Surendralal L. Karsanbhai For 1g. Risa J. Lavizzo-Mourey, M.D. For 1h. Stephen L. Mayo, Ph.D. For 1i. Paul B. Rothman, M.D. For 1j. Patricia F. Russo For 1k. Christine E. Seidman, M.D. For 1l. Inge G. Thulin For 1m. Kathy J. Warden For 2. Non-binding advisory vote to approve the compensation of our named executive officers. For 3. Ratification of the appointment of the Company’s independent registered public accounting firm for 2025. For 4. Shareholder proposal regarding a human rights impact assessment. Against 5. Shareholder proposal regarding a tax transparency report. Against 6. Shareholder proposal to revisit DEI goals in executive pay incentives. Against 7. Shareholder proposal regarding a report on civil liberties in advertising services. Against Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V67946-P25335-Z89326